UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

Home Products International, Inc.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-17237 (Commission File Number)	36-4147027 (IRS Employer Identification No.)

4501 West 47th Street, Chicago, IL (Address of principal executive offices)	60632 (Zip Code)

Registrant’s telephone number, including area code (773) 890-1010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K, dated October 28, 2004, Home Products International, Inc., a Delaware corporation (the “Company”), and Storage Acquisition Company, L.L.C., a Delaware limited liability company (“Acquirer”), entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which Acquirer is to commence a tender offer to acquire all of the outstanding shares of the Company’s common stock (the “Offer”). In connection with the Acquisition Agreement, the Company executed Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement, dated as of May 21, 1997 (the “Rights Agreement”), between the Company and Mellon Investor Services L.L.C., f/k/a ChaseMellon Shareholder Services L.L.C. Amendment No. 2 amends Section 7(a) of the Rights Agreement to provide that the stock purchase rights issued pursuant to the Rights Agreement will expire on the first acceptance for payment by Acquirer of shares of the Company’s common stock tendered pursuant to the Offer, referred to in the Acquisition Agreement as the “Share Acceptance.” The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	Amendment No. 2, dated as of November 11, 2004, to Rights Agreement, dated as of May 21, 1997, by and between Home Products International Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004

HOME PRODUCTS INTERNATIONAL, INC.
By:	/s/ James E. Winslow
James E. Winslow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Amendment No. 2, dated as of November 11, 2004, to Rights Agreement, dated as of May 21, 1997, by and between Home Products International Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C.